UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2020

DASAN ZHONE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7195 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2020, upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors (the “Board”) of DASAN Zhone Solutions, Inc., a Delaware corporation (the “Company”), unanimously appointed Joon Kyung Kim, age 61. With Mr. Kim’s appointment, which fills the existing Class I vacancy on the Company’s board, Dasan Zhone’s board of directors expands to seven directors, including four independent directors and three non-independent directors. As a Class I director, Mr. Kim’s initial term expires at the 2020 Annual Meeting of stockholders.  Mr. Kim will serve on the Audit Committee and the Corporate Governance and Nominating Committee.

Mr. Kim brings to DASAN Zhone’s board more than 36 years of experience in audit and advisory services from KPMG. Prior to joining DASAN Zhone, Kim served as the National Partner in Charge of KPMG’s Korean practice, a role to which he was appointed in 2005. During his career at KPMG, he progressed through various financial statement audit roles, developing expertise in financial statement audits, operational reviews and special audits of specified areas of operations, regulatory supervisory advice, credit reviews, performance improvement, and internal control related advisory services, and in 1999 was promoted to Partner. Kim holds a Bachelor of Science degree in Business Administration from the University of California, Berkeley and is a Certified Public Accountant.

There were no arrangements or understandings between Mr. Kim and any other persons pursuant to which he was appointed as a director.  There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Kim and the Company or any director or executive officer of the Company, and the Board has determined that Mr. Kim meets the applicable independence requirements of The Nasdaq Stock Market listing standards.

In connection with his appointment to the Board, Mr. Kim will receive the standard compensation payable to non-employee directors under the Company’s Non-Employee Director Compensation Program. The description of the Company’s Non-Employee Director Compensation Program is qualified in its entirety by reference to the full text of the Non-Employee Director Compensation Program, which was filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.  Mr. Kim will also enter into the Company’s standard indemnity agreement for directors and executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2020	DASAN Zhone Solutions, Inc.

	By:	/s/ Thomas J. Cancro
Thomas J. Cancro
Chief Financial Officer